UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            October 27, 2006

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	37-0684070
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana 46204 (317) 633-4100
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  CREATION OF FINANCIAL OBLIGATION

  On October 27, 2006, The Steak n Shake Company (the "Company") executed three Senior Note (the "Notes") agreements totaling $15.0 million in debt bearing interest at a fixed rate.  The Notes were issued pursuant to the Amended and Restated Note Purchase and Private Shelf Agreement with The Prudential Insurance Company of America, originally dated as of September 20, 2002.    Principal payments are to be paid one third each year commencing October 27, 2009.   Interest is required to be paid quarterly.

      The copies of the agreements are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and are incorporated by reference into this Item 2.03

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

      (c)    Exhibits

     10.1    Senior Note Agreement with Prudential Insurance Company of America
    10.2   Senior Note Agreement with Pruco Life Insurance Company
    10.3   Senior Note Agreement with United of Omaha Life Insurance Company

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                THE STEAK N SHAKE COMPANY

                                                                  By:    /s/ Jeffrey A. Blade

                                                                                  Jeffrey A. Blade,

                                                                                  Senior Vice President and Chief Financial Officer

                                                                                  Dated: November 2, 2006